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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (No. 333-56449) filed on Form S-3 dated June 26, 1998 of Alexandria Real Estate Equities, Inc. (the Company) and to the incorporation by reference of our report dated January 30, 1998 with respect to the consolidated balance sheets of the Company as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997, 1996 and 1995, and the consolidated financial statement schedule III, rental properties and accumulated depreciation appearing in the Company's Annual Report on Form 10-K dated March 30, 1998; and the incorporation by reference therein of our report dated October 27, 1997 with respect to the statement of revenue and certain expenses of 940 Clopper for the year ended December 31, 1996, and the incorporation by reference therein of our report dated October 27 1997 with respect to the statement of revenue and certain expenses of 1401 Research Boulevard for the year ended December 31, 1996, and the incorporation by reference therein of our report dated November 7, 1997 with respect to the statement of revenue and certain expenses of 1500 East Gude Drive and 3/3-1/2 Taft Court for the year ended December 31, 1996, all appearing in the Form 8-K/A of the Company dated November 14, 1997; and the incorporation by reference therein of our report dated November 7, 1997 with respect to the statement of revenue and certain expenses of 1201 Harbor Bay Parkway for the year ended December 31, 1996, and the incorporation by reference therein of our report dated January 6, 1998 with respect to the statement of revenue and certain expenses of Buildings 79 and 96 Charlestown Navy Yard for the year ended December 31, 1997, and the incorporation by reference therein of our report dated January 22, 1998 with respect to the statement of revenue and certain expenses of 8000/9000/10000 Virginia Manor Road for the year ended December 31, 1997, and the incorporation by reference therein of our report dated February 13, 1998 with respect to the statement of revenue and certain expenses of 215 College Road for the year ended December 31, 1997, and the incorporation by reference therein of our report dated January 22, 1998 with respect to the statement of revenue and certain expenses of 100 and 800/801 Capitola Drive for the year ended December 31, 1997, and the incorporation by reference therein of our report dated January 15, 1998 with respect to the statement of revenue and certain expenses of 10150 Old Columbia Road for the year ended December 31, 1997, and the incorporation by reference therein of our report dated January 20, 1998 with respect to the statement of revenue and certain expenses of 819-849 Mitten Road and 863 Mitten Road/866 Malcolm Road for the year ended December 31, 1997, and the incorporation by reference therein of our report dated March 9, 1998 with respect to the statement of revenue and certain expenses of 5100/5110 Campus Drive for the year ended December 31, 1997, and the incorporation by reference therein of our report dated April 13, 1998 with respect to the statement of revenue and certain expenses of 280 Pond Street for the year ended December 31, 1997, and the incorporation by reference therein of our report dated March 15, 1998 with respect to the statement of revenue and certain expenses of 19 Firstfield Road for the year ended December 31, 1997, and the incorporation by reference therein of our report dated May 15, 1998 with respect to the statement of revenue and certain expenses of 170 Williams Drive for the year ended December 31, 1997, all appearing in the Form 8-K dated and filed on May 27, 1998, all filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Los Angeles, California

June 22, 1998